Exhibit 5.1

Stephenson Harwood LLP
1 Finsbury Circus, London EC2M 7SH
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Marshall Islands Law Legal Opinion

1	Addressees and Date of Opinion

This opinion is addressed to the following persons:

Icon Energy Corp.

17th km National Road

Athens-Lamia & Foinikos Str.

14564, Nea Kifissia

Athens, Greece

This opinion is issued on December 5, 2025

2	Background

We have acted as counsel to Icon Energy Corp., a Marshall Islands corporation (the “Company”), in connection with the preparation and filing of the Company’s shelf registration statement on Form F-3 (the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission on the date hereof pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed offer and sale from time to time by the Company, as set forth in the base prospectus included therein (as amended and supplemented, the “Prospectus”), of one or more of the following securities (together, the "Securities"): common shares, par value $0.001 per share (including any related preferred stock purchase rights), preferred shares, debt securities, warrants, purchase contracts, rights and units, including securities convertible into or exchangeable for other such securities, having an aggregate offering price of up to $250,000,000, to be issued and sold on terms to be determined at the time of each offering and described in one or more prospectus supplements.

3	Documents

3.1	As such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

3.1.1	the Registration Statement;

3.1.2	the Prospectus;

3.1.3	a copy of the Company's board of directors unanimous written consent dated November 7, 2025;

3.1.4	a copy of the Company’s amended and restated articles of incorporation and By-laws (the “Constitutional Documents”); and

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3.1.5
such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Company as we have deemed relevant and necessary as the basis for the opinions hereafter expressed.

3.2	In such examination, we have assumed

3.2.1	the legal competence or capacity of persons or entities (other than the Company) to complete the execution of documents;

3.2.2	the genuineness of all signatures and the authenticity of all documents submitted to us as originals;

3.2.3	the conformity to original documents of all documents submitted to us as conformed or photostatic copies;

3.2.4	that the documents reviewed by us in connection with the rendering of the opinions set forth herein are true, correct and complete; and

3.2.5	the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.

As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others. We have not independently verified the facts so relied on.

4	Scope of Opinion

4.1	We have further assumed for the purposes of this opinion, without investigation, that:

(a)	the Registration Statement, as amended and supplemented, will be declared effective under the Securities Act and continue to be effective;

(b)
prior to the issuance of any Securities, the terms of the issuance and sale thereof (including the consideration to be received therefor) will have been duly authorized and approved by the Company in accordance with the Constitutional Documents and the Business Corporations Act of the Republic of the Marshall Islands;

(c)
to the extent any Securities are issued upon conversion, exchange or exercise of any other security registered pursuant to the Registration Statement, the terms of such other security and any applicable instrument or agreement (including any Governing Document (as defined below)) will have been duly authorized, executed and delivered by the Company, will be valid, binding and enforceable against the Company under their governing law, and any conditions to such conversion, exchange or exercise will have been satisfied or duly waived in accordance with their terms;

(d)
all Securities will be issued in compliance with applicable U.S. federal and state securities and other laws (other than the laws of the Republic of the Marshall Islands in respect of which we are opining);

(e)	as of each and every time any Securities are issued, the Company will not exceed the number of authorized and unissued share capital available for issuance under its Constitutional Documents;

(f)	at or prior to the time of the delivery of any of the Securities, there will not have occurred any change in the law or the facts affecting the validity of the common shares; and

(g)
any applicable underwriting agreements, purchase agreements, indentures, warrant agreements, rights agreements, unit agreements, purchase contracts and any other instruments relating to the issuance and sale of the Securities (the “Governing Documents”) will be duly authorized, executed and delivered by each of the parties thereto other than the Company.

4.2
This opinion letter is limited to Marshall Islands law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

5	Opinion

Based upon and subject to the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that:

5.1	The issuance of the Securities from time to time under the terms of the Registration Statement, the Prospectus and any applicable prospectus supplement has been duly authorized by the Company.

5.2
The Securities, when issued, sold and paid for as contemplated in the Registration Statement, the Prospectus and the applicable prospectus supplement, in accordance with the terms of the applicable Governing Document and in accordance with the terms of the offering duly authorized and approved by the Company’s board of directors, will be validly issued, fully paid and nonassessable.

5.3.
If and to the extent that common shares or preferred shares are issuable upon conversion, exchange or exercise of any Security registered pursuant to the Registration Statement, such common shares or preferred shares, when issued in accordance with the terms of the applicable Governing Document, and in accordance with the terms duly authorized and approved by the Company’s board of directors, and the Constitutional Documents, will be validly issued, fully paid and nonassessable.

We hereby consent to the discussion of this opinion in the Registration Statement and Prospectus, to the filing of this opinion as an exhibit to the Registration Statement and to each reference to us and the discussions of advice provided by us under the headings, "Tax Considerations", "Legal Matters", "Information Incorporated by Reference" and "Item 8. Indemnification of Directors and Officers" in the Registration Statement and Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Stephenson Harwood LLP